UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2023
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
                N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Senior Vice President and Chief Accounting Officer

On October 12, 2023, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) approved the appointment of Ms. Jennifer L. Johnson as Sysco’s Senior Vice President and Chief Accounting Officer, with an expected effective date of October 23, 2023 (the “Effective Date”). Ms. Johnson, age 50, will succeed Mr. Scott B. Stone, who has been serving as Interim Chief Accounting Officer and will continue his role as Vice President, Financial Reporting.

Ms. Johnson most recently served as Corporate Vice President and Principal Accounting Officer of FedEx Corporation (“FedEx”) since October 2021, with responsibility for global accounting and controllership functions, including the consolidations process, Securities and Exchange Commission reporting, statutory reporting and compliance with the Sarbanes-Oxley Act of 2002. Previously, she served FedEx as Corporate Vice President and Principal Accounting Officer – Elect from August 2021 to September 2021 and Staff Vice President and Corporate Controller from 2015 to 2021. Ms. Johnson was Vice President – Accounting of FedEx Corporate Services, Inc. from 2013 to 2015. Prior to that, she held various positions in the financial reporting group at FedEx from 2005 through 2013, including Staff Director – Financial Reporting from 2011 through 2013. Ms. Johnson holds Bachelor’s and Master’s degrees of Professional Accountancy from Mississippi State University and is a certified public accountant.

There is no arrangement or understanding with any person pursuant to which Ms. Johnson is being elected as Senior Vice President and Chief Accounting Officer. There are no family relationships between Ms. Johnson and any director or executive officer of the Company, and there are no transactions since the beginning of the Company’s fiscal year 2023 in which the Company is a participant and in which Ms. Johnson or any of her immediate family members has any interests that are required to be reported under Item 404(a) of Regulation S-K.

Senior Vice President and Chief Accounting Officer Compensation Arrangements

In connection with Ms. Johnson’s appointment as Senior Vice President and Chief Accounting Officer, Ms. Johnson and the Company entered into a letter agreement, dated September 29, 2023 (the “Johnson Agreement”), pursuant to which Ms. Johnson will receive an annual base salary of $475,000 and will be eligible to receive:

•annual awards under Sysco’s Annual Incentive Plan, in the amounts and on such terms as are determined from time to time by the Compensation and Leadership Development Committee (the “CLD Committee”) of the Board, including a target annual cash incentive opportunity for the Company’s fiscal year 2024 (“fiscal 2024”) equal to 100% of her annual base salary, pro-rated for the period of actual service from the Effective Date to the end of fiscal 2024; and

•annual equity awards under Sysco’s long-term incentive plan, in the amounts and on such terms as are determined from time to time by the CLD Committee, including, for fiscal 2024, an annual equity award with an aggregate grant date fair value equal to 200% of her annual base salary that consists 50% of performance share units (“PSUs”), 30% of restricted stock units (“RSUs”) and 20% of stock options, with such PSU award for fiscal 2024 subject to proration for the period of actual service from the Effective Date to the end of fiscal 2024.

In addition, under the Johnson Agreement, Ms. Johnson will receive make-whole awards consisting of (i) a one-time cash payment equal to $375,000, and (ii) a separate, one-time equity award consisting of RSUs valued at $300,000 and vesting pro-rata over three years, subject to Ms. Johnson’s continued employment with the Company through the applicable vesting dates. These make-whole awards are intended to compensate Ms. Johnson for the forfeiture of her outstanding equity awards issued by FedEx.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: October 17, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary